Report of Independent Registered Public Accounting
Firm
To the Shareholders and Board of Trustees of West Shore Real Return Income Fund

In planning and performing our audit of the consolidated financial statements of West Shore Real Return Income
Fund (the "Fund") as of April 30, 2015 and for the year then ended, in accordance with the standards of the Public Fund Accounting Oversight Board (United
States), we considered the Fund's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the consolidated financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting.
Accordingly, we express no such opinion.

The  management  of  the  Fund  is  responsible for
establishing and maintaining effective   internal  control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles (GAAP). A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with GAAP, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or  operation of a control does not
allow management or employees, in the normal course
of   performing   their   assigned  functions,  to  prevent
or  detect misstatements  on  a  timely  basis.  A material
weakness is a deficiency, or combination of deficiencies,
in internal control over financial reporting, such that
there is reasonable possibility that a material
misstatement of the fund's annual or interim
consolidated financial statements will not be prevented
or detected on a timely basis.
Our  consideration  of  the Fund's internal control over
financial reporting was for the  limited  purpose
described  in  the  first  paragraph  and  would not
necessarily disclose all deficiencies in internal control
that might be material weaknesses   under  standards
established  by  the  Public Company  Accounting
Oversight Board (United States). However, we noted no
deficiencies in the Fund's internal control over financial
reporting and its operation, including controls over
safeguarding securities that we consider to be a material
weakness as defined above as of April 30, 2015.
This report is intended solely for the information and use
of management and the Board of Trustees of the Fund
and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other
than these specified parties.
/s/ KPMG LLP
Roseland, New Jersey
July 13, 2015